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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    We consent to the inclusion in this Current Report on Form 8-K/A (File No. 0-23747) of our report dated February 25, 1998, on our audit of the consolidated financial statements of PhotoDisc, Inc. and Subsidiaries for the year ended December 31, 1997.

Coopers & Lybrand L.L.P.

Seattle, Washington

April 24, 1998